AFFILIATED UNDERWRITING CHECKLIST FOR 40-Act FUNDS:
     (This checklist can be found in Excel at l:\cheklist\funds.xls)

   This Checklist must be completed in order to ensure compliance with the 40-Act requirements applicable to participations in affiliated underwritings for 40-Act funds. Please complete this Checklist immediately after participating in an affiliated underwriting on behalf of each 40-Act Fund and forward it to Lauren Teetsel in the New York Compliance Department for review, record-keeping and reporting purposes. The Compliance Department in New York must receive this Checklist from all MSDWIM offices that engage in affiliated underwriting transactions for the 40-Act Funds they manage.

   Note: A red herring prospectus must be included with the Checklist and a final prospectus must be forwarded to the New York Compliance Department for regulatory record retention purposes.


   Issuer:           Phoenix Cos. / PNX
   Fund(s)           List below
   Offering Date:    June 19, 2001
   No. of Securities Offered:     48,800,000
   (# of shares or # of bonds)

   Affiliated Broker:  Morgan Stanley & Co
   Price Per Unit:     $17.50

   The securities to be purchased are:  Check One

   [ X ]  Registered under the Securities Act of 1933
   [   ]  Eligible Rule 144A securities
   [   ] Municipal Securities
   [   ] Offered in an  Eligible Foreign Offering

                                                                                             YES                  NO
 1 Are the securities  being offered pursuant to a  firm commitment                           X
    underwriting?
                                                                                             YES                  NO
 2 Will transaction be executed away from Morgan Stanley Dean Witter and  not                 X
   allocated to Morgan Stanley Dean Witter if it is a "pot trade"?
                                                                                             YES                  NO
 3 Has the executing dealer represented that Morgan Stanley Dean Witter will not              X
   receive compensation in connection with the transaction?
                                                                                             YES                  NO
 4 Will the securities be purchased at not more than the public
   offering price and no later than the close of the first full business day                  X
   on which any sales are made?
                                                                                             YES                  NO
 5 Is the commission or spread to be received by the underwriters
   reasonable and fair compared to that received in comparable                                X
   transactions?
                                                                                             YES                  NO
 6 If not a municipal issuer, has the issuer ( including predecessors)  been in               X
   continuous operation for at least three years?
                                                                                             YES                  NO
 7 If a municipal issuer, (1) does the issue have an investment grade
   rating from at least one Nationally Recognized Statistical Rating                          X
   Organization, or (2) if the issuer has less than three (3) years of continuous operations, does the issue have one of the three highest ratings from one such rating organization?
                                                                                             YES                  NO
 8 If the transaction is intended for a third-party 40-Act Fund, has it
   adopted affiliated underwriting procedures that permit it to engage in                     X
   this transaction?
                                                                                             YES                  NO
 9 Is the total principal amount of securities purchased by MSDWIM/MAS  for all               X
   40-Act Funds no more than 10% of the total offering?

   ** Do not include offshore funds (i.e. SICAVs) in this calculation.**

   SHOW CALCULATION HERE:

   Total Units Offered:                                            48,800,000
   Price per Unit:                                                      17.50
   10% of Total Offering:                                       85,400,000.00


   40-Act Fund       Units            Offer                      Total       % of Total           Selling Broker
                     To Buy           Price                      Value       Offer Purchased
                                                                             By Each Fund
   *SEE LEGEND
            12                 111,400               17.50        $1,949,500          0.228%      Merrill Lynch
           466                   2,700               17.50           $47,250          0.006%      Merrill Lynch
           879                 133,700               17.50        $2,339,750          0.274%      Merrill Lynch
          1092                  29,600               17.50          $518,000          0.061%      Merrill Lynch
          1168                  10,300               17.50          $180,250          0.021%      Merrill Lynch
          1529                  13,900               17.50          $243,250          0.028%      Merrill Lynch
          1607                   6,300               17.50          $110,250          0.013%      Merrill Lynch
          1719                   3,000               17.50           $52,500          0.006%      Merrill Lynch
          1821                   1,700               17.50           $29,750          0.003%      Merrill Lynch
          1909                     400               17.50            $7,000          0.001%      Merrill Lynch

   Total Shares                313,000
   Total Purchased by all 40-Act Funds                            $5,477,500
   Total % of Deal Purchased by all Funds                               0.64%

                                                                                             YES                     NO



10 Has a copy of this completed checklist been forwarded to Lauren Teetsel                    X
   in MSDWIM Compliance?



   Portfolio Manager's or designee's Signature

   **************************************
   MSDWIM Compliance*:                                                                       YES                     NO

11 Has a copy of this Checklist been forwarded to Chase Global Fund
   Services (fax# 617-557-8610) for MSDWIM-sponsored 40-Act Funds and to the
   appropriate outside administrators for third-party Funds?                                                          X

   * Compliance personnel at the MSDWIM office executing these trades is responsible for ensuring that the appropriate outside administrator receives a copy of the Checklist (Chase for proprietary funds)

   *LEGEND

   SHAW Number       ACCOUNT NAME

            12       MSIF Trust Small Cap Value
           466       International Mission
           879       MSIF Trust Mid Cap Value
          1092       Van Kampen American Value
          1168       Morgan Stanley Universal Funds Mid Cap Value
          1529       Morgan Stanley Mid Cap Value LP
          1607       Coutts & Co.
          1719       W.K. Kellogg Foundation
          1821       W.K. Kellogg Foundation Small Cap Value
          1909       Partners MidCap Blend Fund